Exhibit 4

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY SEEDINVEST TECHNOLOGY, LLC (THE “PLATFORM”) OR THROUGH SI SECURITIES, LLC (“THE PLACEMENT AGENT”) . ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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TO:	KEEN HOME INC.

320 W 37th Street, 15th Floor
NEW YORK, NEW YORK 10018

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (“Investor”) hereby irrevocably subscribes for and agrees to purchase Series A Preferred Stock, par value $0.0001 per share (the “Shares”), of Keen Home Inc., a Delaware corporation (the “Company”), at a purchase price of $1.59 per share of Series A Preferred Stock (the “Per Security Price”) (in a minimum amount of $500), rounded down to the nearest whole share based on Investor’s subscription amount, upon the terms and conditions set forth herein. The purchase price of each Share is payable in the manner provided in Section 2(a) below. The Shares being subscribed for under this Subscription Agreement and the Common Stock issuable upon the conversion of such Shares are sometimes referred to herein as the “Securities.” The rights of the Series A Preferred Stock are as set forth in the Amended and Restated Certificate of Incorporation, included in the Exhibits to the Offering Statement of the company filed with the SEC (the “Offering Statement”).

(b) Investor understands that the Shares are being offered pursuant to an offering circular dated December [22], 2016 and its exhibits (the “Offering Circular”), filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, Investor acknowledges that Investor has received this Subscription Agreement, copies of the Offering Circular and Offering Statement of the Company filed with the SEC, including the Exhibits thereto, and any other information reasonably required by the Investor to make an investment decision.

(c) Investor’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Investor only a portion of the number of Securities Investor has subscribed for. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder relating to the rejected portion of the subscription shall terminate.

(d) The aggregate number of Securities sold shall not exceed 5,031,446 shares of Series A Preferred Stock (the “maximum number of shares”). The Company may accept subscriptions until ______, 2017, unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

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(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f) The terms of this Subscription Agreement shall be binding upon Investor and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall be acknowledge, agree, and be bound by the representations and warranties of Investor, terms of this Subscription Agreement, and the Company consents to the transfer in its sole discretion.

2. Payment Procedure.

Payment for the Shares shall be received by The Bryn Mawr Trust Company of Delaware (the “Escrow Agent”) from the Investor by ACH electronic transfer, wire transfer of immediately available funds, or other means approved by the Company, at least two days prior to the applicable Closing Date in the amount of Investor’s subscription using the instructions below. Tendered funds will remain in escrow until both the minimum offering amount of $750,000 has been reached and a Closing Date has occurred. In the event the minimum amount of shares has not been sold by the date that is one year from the qualification of this offering with the SEC, or sooner terminated by the company, any money tendered by Investor will be promptly returned by the Escrow Agent.

Upon a successful Closing Date, the Escrow Agent shall release Investor’s funds to the Company. The Investor shall receive notice and evidence of the digital entry of the number of the Securities owned by Investor reflected on the books and records of the Company and verified by VStock Transfer, LLC (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by the Investor, the Transfer Agent may record the Shares beneficially owned by the Investor on the books and records of the Company in the name of any other entity as designated by the Investor.

Bank Name	Bryn Mawr Trust Company
Address	801 Lancaster Ave, Bryn Mawr PA 19010
Routing Number	031908485
Account Number	069-6964
Account Name	Trust Funds
Further Instructions	SeedInvest – Keen Home

3. Representations and Warranties of the Company.

The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated.

(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

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(b) Issuance of the Securities. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority for Agreement. The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, the Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No filings. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Shares is as set forth under “Securities Being Offered” of the Offering Circular. Except as set forth in the offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Financial statements. Complete copies of the Company’s consolidated financial statements consisting of the balance sheets of the Company as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ equity and cash flows for the two-year period then ended (the “Financial Statements”) have been made available to the Investor and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the consolidated financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. Artesian CPA, LLC, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

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(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the shares of Series A Preferred Stock sold in the offering as set forth under the “Use of Proceeds to Issuer” in the Offering Circular.

(h) Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4. Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of each Closing Date:

(a) Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement, and to carry out the provisions of the Subscription Agreement. All action on Investor’s part required for the lawful subscription to the offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, the Subscription Agreement will be valid and binding obligations of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Company Information. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto; or Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto.

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(d) Investor Determination of Suitability. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character, and at this time Investor could bear a complete loss of Investor’s investment in the Company.

(e) No Registration. Investor understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the shares of Series A Preferred Stock in the offering. Investor further understands that the Shares are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996. Investor covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

(f) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Investor must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Securities. Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(g) Accredited Investor Status or Investment Limits. Investor represents that either:

(i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(ii) The purchase price, together with any other amounts previously used to purchase Shares in this offering, does not exceed 10% of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor's most recently completed fiscal year end).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(i) Stockholder Information. Within five days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. Investor further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

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(j) Valuation. Investor acknowledges that the price of the shares of Series A Preferred Stock to be sold in this offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(k) Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) provided with Investors subscription.

(l) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

5. Indemnity. The representations, warranties and covenants made by Investor herein shall survive the closing of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6. Drag Along Right.

(a) A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”) or (b) a transaction that qualifies as a “Liquidation Event” as defined in the Amended and Restate Certificate of Incorporation.

(b) In the event that the Company’s board of directors and the holders of a majority of the outstanding shares of the Company’s Series Seed Preferred Stock (as each is defined in the Company’s Amended and Restated Certificate of Incorporation), voting as a single class and on an as-converted basis (the “Requisite Parties”) approve a Sale of the Company, the Investor hereby agrees with respect to the Securities and the voting rights of the Investor, if any:

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(i)       in the event such transaction is to be brought to a vote at a stockholder meeting and to the extent any vote is solicited from Investor, after receiving proper notice of any meeting of stockholders of the Company, to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(ii)      to vote (to the extent any vote is solicited from Investor) (in person, by proxy or by action by written consent, as applicable) the Securities in favor of such Sale of the Company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(iii)      to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(iv)      to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Requisite Parties;

(v)       if the Sale of the Company is structured as a stock sale, to sell the same proportion of the Securities as is being sold by the Requisite Parties, and on the same terms and conditions as the Requisite Parties;

(vi)      not to deposit, and to cause the Investor’s affiliates not to deposit the Securities owned by the Investor or affiliate in a voting trust or subject the Securities to any arrangement or agreement with respect to the voting of the Securities, unless specifically requested to do so by the acquirer in connection with the Sale of the Company; and

(vii)      if the consideration to be paid in exchange for the Securities pursuant to this Section 6 includes any securities and due receipt thereof by the Investor would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to the Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to the Investor in lieu thereof, against surrender of the Securities which would have otherwise been sold by the Investor, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which the Investor would otherwise receive as of the date of the issuance of such securities in exchange for the securities.

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7. Market Stand-Off Agreement. The Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of the registration statement for the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 6 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with a legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. The Investor agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions hereof, provided that all officers and directors of the Company and all holders of more than 1% of the Common Stock of the Company (calculated on a fully-diluted, as-converted basis) are bound by and have entered into similar agreements.

8. Conditions to Transfer. The terms of this Subscription Agreement shall be binding upon Investor and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall be acknowledge, agree, and be bound by the representations and warranties of Investor, the Drag-Along Right and the Market Stand-Off Agreement in substantially the form set forth herein in Sections 4, 6 and 7 respectively, and the Company consents to the transfer in its sole discretion. The Company shall not record any transfer of Shares on its books unless and until such Transferee shall have complied with the terms of this Section 8.

9. Conditions to Obligations of the Investor and the Company. The obligations of the Investor to purchase and pay for the Shares and of the Company to sell the Shares are subject to the satisfaction at or prior to the applicable Closing Date of the following conditions precedent: the representations and warranties of the Company contained in Section 3 hereof and of the Investor contained in Section 4 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

10. Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of New York.

EACH OF INVESTOR AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF INVESTORS AND THE COMPANY ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. INVESTOR AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 10 AND PROVIDED WITH INVESTORS SUBSCRIPTION.

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EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

If to the Company, to:	with a required copy to:

KEEN HOME INC.
320 W 37th Street, 15th Floor	Lowenstein Sandler LLP
NEW YORK, NY 10018	1251 Avenue of the Americas
New York, NY 10020
Attn: Evan Bienstock

If to Investor, to Investor’s address or electronic mail address as supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

12. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

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(b) This Subscription Agreement is not transferable or assignable by Investor.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13. Subscription Procedure.

Each Investor, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Investor’s investment through the Platform and confirms such Investor’s electronic signature to this Agreement. Investor agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Agreement and Online Acceptance establishes such Investor’s acceptance of the terms and conditions of this Agreement.

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